UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

June 7, 2007

Wynn Resorts, Limited

(Exact Name of Registrant as specified in Charter)

Nevada	000-50028	46-0484987
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Wynn Las Vegas, LLC

(Exact Name of Registrant as specified in Charter)

Nevada	333-98369	88-0494878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3131 Las Vegas Boulevard South

Las Vegas, Nevada 89109

(Address of principal executive offices) (Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS

On June 7, 2007, Wynn Resorts, Limited issued a press release announcing, among other things, that:

•

its Board of Directors has authorized an equity repurchase program of up to $1.2 billion, which may include purchases of both common stock and 6% Convertible Subordinated Debentures due 2015 (the “convertible debentures”);

•	it intends to call the convertible debentures for redemption on July 20, 2007, in accordance with the terms of the indenture governing the convertible debentures;
•

the strong operating results experienced at Wynn Las Vegas and Wynn Macau in the first quarter of 2007 have continued into the second quarter, with results significantly exceeding expectations at both properties; and

•

due to the uncertain effect of newly restrictive visa requirements imposed by the central government in China, Wynn Resorts has elected to open only a portion of its Wynn Macau expansion in the third quarter of 2007, with the remaining portion of the expansion to be opened subsequently.

A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

ITEM 9.01. EXHIBITS

(d)	Exhibit.

Exhibit No.	Description

99.1	Press release, dated June 7, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2007		WYNN RESORTS, LIMITED

	By:	/s/ John Strzemp
John Strzemp Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 7, 2007		WYNN LAS VEGAS, LLC

		By:	Wynn Resorts Holdings, LLC, its sole member

		By:	Wynn Resorts, Limited, its sole member
	By:	/s/ John Strzemp
John Strzemp Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 7, 2007